EXECUTION
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of August 13, 2010 by and among Amscan Inc., a New York corporation (“Amscan Inc.”), Anagram International, Inc., a Minnesota corporation (“Anagram”), Am-Source, LLC, a Rhode Island limited liability company (“Am-Source”), Factory Card Outlet of America Ltd., an Illinois corporation (“Factory”), Gags and Games, Inc., a Michigan corporation (“Gags”), PA Acquisition Corp., a Delaware corporation (“Acquisition”), Party City Corporation, a Delaware corporation (“Party City”) and Party City Franchise Group, LLC, a Delaware limited liability company (“PCFG” and together with Amscan Inc., Anagram, Am-Source, Factory, Gags, Acquisition and Party City, each a “Borrower” and collectively, “Borrowers”), Amscan Holdings, Inc., a Delaware corporation (the “Amscan”), AAH Holdings Corporation, a Delaware corporation (“Holdings”),the Subsidiary Parties (as defined below) from time to time party hereto, Wells Fargo Retail Finance, LLC, as administrative and collateral agent for the lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENT
     The Loan Parties, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations, including in the case of each Grantor that is a Loan Guarantor, its obligations under the Loan Guaranty.
     ACCORDINGLY, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     Section 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC.
     Section 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:
     “ABL Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, on the loans under the Credit Agreement and (ii) all other monetary obligations of the Borrowers or any other Grantor to any of the Secured Parties under the Credit Agreement and each of the Revolving Facility Security Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual payment and performance of all other obligations of any Borrower or any other Grantor to any of the Secured Parties under or pursuant to the Credit Agreement and each of the Revolving Facility Security Documents.
     “Account” shall have the meaning set forth in Article 9 of the UCC.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
     “Collateral” shall have the meaning set forth in Article 2.
     “Collateral Access Agreement” means a landlord waiver or other agreement, substantially in the form attached hereto as Exhibit F or such other form as shall be reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.
     “Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to any Agent with respect to the Collateral pursuant to any Loan Document.
     “Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
     “Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

     “Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
     “Document” shall have the meaning set forth in Article 9 of the UCC.
     “Equipment” shall have the meaning set forth in Article 9 of the UCC.
     “Excluded Account” means any Deposit Account (i) for which all of the funds on deposit are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits and (ii) holding less at all times than $500,000 individually or $1,000,000 in the aggregate, together with all such other Deposit Accounts excluded pursuant to this clause (ii).
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “Fixture” shall have the meaning set forth in Article 9 of the UCC.
     “General Intangible” shall have the meaning set forth in Article 9 of the UCC.
     “Goods” shall have the meaning set forth in Article 9 of the UCC.
     “Grantors” means Holdings, Amscan, each Borrower and each of the Subsidiary Parties.
     “Instrument” shall have the meaning set forth in Article 9 of the UCC.
     “Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of May 27, 2007, among Holdings, Amscan, the Borrowers, the Subsidiaries from time to time party thereto, the Administrative Agent (as successor to Bank of America, N.A.) as agent for the Revolving Facility Secured Parties referred to therein, and the Term Loan Agent, as amended, restated, modified or supplemented from time to time.
     “Inventory” shall have the meaning set forth in Article 9 of the UCC.
     “Investment Property” shall have the meaning set forth in Article 9 of the UCC.
     “Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.
     “Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

     “Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
     “Perfection Certificate” means a certificate substantially in the form of Exhibit D completed and supplemented with the schedules and attachments contemplated thereby, or any other form approved by Administrative Agent, and duly executed by a Responsible Officer of the Borrowers.
     “Permitted Lien” means a Lien that is permitted to exist under Section 6.02 of the Credit Agreement.
     “Pledged Collateral” means all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, excluding any items specifically excluded from the definition of Collateral.
     “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral, excluding any items specifically excluded from the definition of Collateral.
     “Required Secured Parties” means (a) prior to an acceleration of the ABL Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the ABL Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least a majority of the total Revolving Exposure of all the Lenders, and (c) after the Credit Agreement has terminated by its terms and all of the ABL Obligations thereunder have been paid in full (whether or not the ABL Obligations under the Credit Agreement were ever accelerated), Lenders (or their Affiliates) holding in the aggregate at least a majority of the aggregate net Secured Hedging Obligations then due and unpaid from the Grantors to the Lenders, Administrative Agent or Affiliate thereof under Hedge Agreements.
     “Revolving Facility Mortgages” shall have the meaning set forth in the Intercreditor Agreement.
     “Revolving Facility Security Documents” shall have the meaning set forth in the Intercreditor Agreement.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

     “Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) each counterparty to any Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (d) each holder of a Banking Services Obligation, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.
     “Security” shall have the meaning set forth in Article 8 of the UCC.
     “Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive an Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.
     “Subsidiary Parties” means (a) the Subsidiaries identified on Exhibit E hereto and (b) each other Domestic Subsidiary that becomes a party to this Security Agreement as a Subsidiary Party after the date hereof, in accordance with Section 7.12 herein and Section 5.12 of the Credit Agreement.
     “Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.
     “Term Loan Agent” shall have the meaning set forth in the Intercreditor Agreement.
     “Term Loan Obligations” shall have the meaning set forth in the Intercreditor Agreement.
     “Term Loan First Lien Collateral Transition Date” shall have the meaning set forth in the Intercreditor Agreement.
     “Term Loan Security Agreement” shall have the meaning set forth in the Intercreditor Agreement.
     “Term Loan Security Documents” shall have the meaning set forth in the Intercreditor Agreement.
     “Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE 2
GRANT OF SECURITY INTEREST
     Each Grantor hereby pledges, collaterally assigns, mortgages and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”), including:
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Copyrights, Patents and Trademarks;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all Fixtures;
     (vii) all General Intangibles;
     (viii) all Goods;
     (ix) all Instruments;
     (x) all Inventory;
     (xi) all Investment Property;
     (xii) all cash and cash equivalents;
     (xiii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
     (xiv) all Deposit Accounts (other than Excluded Accounts) with any bank or other financial institution;
     (xv) all Commercial Tort Claims as specified from time to time in Exhibit B; and

     (xvi) all accessions to, substitutions and replacements for, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations.
     Notwithstanding the foregoing, the term “Collateral” shall not include:
          (a) any General Intangibles or other rights arising under any contracts, instruments, leases, licenses, agreements or other documents as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant or result in the abandonment, invalidation or unenforceability of any right of such Grantor, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination or default under such contract, instrument, lease, license, agreement or other document; provided, however, such Collateral shall only be excluded, in each case under clauses (i) and (ii) above, to the extent such violation or right to terminate would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles or equity; and provided, further, that such Collateral shall not be excluded, and such security interest shall attach immediately at such time as the condition causing such violation or right to terminate shall no longer exist and to the extent severable, shall attach immediately to, any portion of such General Intangible that does not result in any of the consequences specified in (i) or (ii) above,
          (b) Capital Stock of a Foreign Subsidiary of such Grantor, in excess of 65% of the voting capital stock or 65% of the non-voting capital stock or any promissory note or Instrument that, for U.S. federal income tax purposes constitutes equity, of each such Foreign Subsidiary,
          (c) the Capital Stock of any Immaterial Subsidiary,
          (d) motor vehicles,
          (e) any intent-to-use Trademark applications under applicable federal law,
          (f) any asset or property, the granting of a security interest in which would be illegal under any applicable governmental law, rule or regulation,
          (g) any asset or property subject to a Permitted Lien (other than Liens in favor of the Administrative Agent) to the extent that the grant of other Liens on such asset or property (i) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien or (ii) would permit the holder of such Permitted Lien to terminate the Grantor’s use, possession or leasing of such asset or property; provided that the agreement or instrument governing such Permitted Lien is permitted under Section 6.04 of the Credit Agreement to contain such restriction on the ability of the applicable Grantor to grant a Lien on such asset or property in favor of the Administrative Agent.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     The Grantors, jointly and severally, represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
     Section 3.01. Title, Perfection and Priority. Each Grantor has good and valid rights in or the power to grant a security interest in the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on the Perfection Certificate, the Administrative Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code in effect in the applicable jurisdiction, subject only to Permitted Liens and to the terms of the Intercreditor Agreement.
     Section 3.02. Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Closing Date, the type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer identification number are accurately set forth on the Perfection Certificate.
     Section 3.03. Principal Location. As of the Closing Date, each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is accurately disclosed on the Perfection Certificate.
     Section 3.04. Collateral Locations. Each location where material Collateral is located as of the Closing Date (except for Inventory in transit) is accurately listed on the Perfection Certificate. All of said locations are owned by a Grantor except for locations (a) that are leased by a Grantor as lessee and designated as such on the Perfection Certificate and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated on the Perfection Certificate.
     Section 3.05. Bailees, Warehousemen, Etc. The Perfection Certificate accurately sets forth a list, as of the Closing Date, of each bailee, warehouseman and other third party in possession or control of any material Inventory of any Grantor (except for Inventory in transit).
     Section 3.06. Exact Names. As of the Closing Date, the name in which each Grantor has executed this Security Agreement is the exact name of such Grantor as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. No Grantor has, during the five years prior to the Closing Date, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation except as disclosed in the Perfection Certificate.

     Section 3.07. Letter-of-Credit Rights and Chattel Paper. As of the Closing Date, Exhibit A lists all Letter-of-Credit Rights and Chattel Paper of each Grantor. All actions reasonably necessary to protect and perfect the Administrative Agent’s Lien under the laws of the United States, on each item listed on Exhibit A (including the delivery of all originals as required hereunder) has been duly taken by each Grantor. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit A, subject only to Permitted Liens and to the terms of the Intercreditor Agreement.
     Section 3.08. Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other material information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated in all material respects, at the time furnished, in the records of such Grantor relating thereto and, to the extent they have been created, in all invoices and each Collateral Report with respect thereto, to the extent that such records and invoices are required to be furnished to Administrative Agent by such Grantor from time to time.
     Section 3.09. Borrowing Base. Nothing has come to the attention of any Grantor that the most recently delivered Borrowing Base Certificate is inaccurate in any material respect.
     Section 3.10. Intellectual Property. As of the Closing Date, no Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in the Perfection Certificate. This Security Agreement is effective to create a valid and continuing Lien under the UCC and the laws of the United States and, upon filing of appropriate financing statements in the offices listed on the Perfection Certificate and the filing of this Security Agreement (or a fully executed short form agreement in form and substance reasonably satisfactory to the Administrative Agent) with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, fully perfected first priority security interests under the UCC and the laws of the United States (subject to Permitted Liens and the terms of the Intercreditor Agreement) in favor of the Administrative Agent for the benefit of the Secured Parties on the Patents, Trademarks and Copyrights of the Grantors, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantors; and all action necessary or desirable under the UCC and the laws of the United States to protect and perfect the Administrative Agent’s Lien on the Patents, Trademarks or Copyrights of the Grantors shall have been duly taken.
     Section 3.11. No Financing Statements, Security Agreements. No authorized financing statement or security agreement describing all or any portion of the Collateral that has not lapsed or been terminated naming a Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Section 4.01(e) and 4.01(f).
     Section 3.12. Pledged Collateral.

          (a) As of the Closing Date, the Perfection Certificate sets forth a complete and accurate list of all of the Pledged Collateral and the percentage of the total issued and outstanding Capital Stock of the issuer represented thereby. As of the Closing Date, each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder and Permitted Liens. Each Grantor further represents and warrants that (i) all Pledged Collateral constituting an Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent (or its bailee) representing an Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent (or its bailee) may take steps to perfect its security interest therein as a General Intangible, and (iii) it has used its commercially reasonable efforts to ensure that all Pledged Collateral held by a securities intermediary is covered by a control agreement among the applicable Grantor, the securities intermediary and the Administrative Agent (or its bailee) pursuant to which the Administrative Agent (or its bailee) has Control.
          (b) (i) Except as permitted under the Credit Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that reasonably could prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder, and (ii) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any governmental authority or any other Person is required for the pledge by the Grantors of the Pledged Collateral pursuant to this Security Agreement or for the exercise by the Administrative Agent of the voting or other rights with respect to the Pledged Collateral provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except (x) those that have been made or obtained, (y) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or (z) as may be required by law in connection with an exercise of remedies.
     Section 3.13. Commercial Tort Claims. As of the Closing Date, no Grantor holds any Commercial Tort Claims having a value in excess of $1,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Exhibit B hereto.
     Section 3.14. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date.

ARTICLE 4
COVENANTS
     From the date hereof, and thereafter until this Security Agreement is terminated, each Grantor agrees that:
     Section 4.01. General.
          (a) Collateral Records. Each Grantor will maintain complete and accurate books and records in all material respects with respect to the Collateral, and furnish to Administrative Agent such information relating to the Collateral contained in such books and records that can be obtained without unduly burdensome expense or effort or otherwise with such assistance as Administrative Agent may arrange for such Grantor for such purpose, as Administrative Agent shall from time to time reasonably request.
          (b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by Administrative Agent in order to maintain a first priority (subject to Permitted Liens and the terms of the Intercreditor Agreement) perfected security interest in and, if applicable and required hereunder, Control of, the Collateral. Any financing statement filed by Administrative Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) indicate the Collateral (1) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to Administrative Agent promptly upon request.
          (c) Further Assurances. Each Grantor agrees to take any and all actions necessary to defend title to the Collateral against all persons (other than persons holding Permitted Liens on such Collateral that have priority over the Administrative Agent’s Lien) and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.
          (d) Disposition of Collateral. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions permitted under Sections 6.07 and 6.08 of the Credit Agreement.

          (e) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement and the Term Loan Security Agreement and (ii) Permitted Liens.
          (f) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests as permitted by Section 4.01(e).
          (g) Change of Name, Etc. Each Grantor agrees to furnish to each Administrative Agent prompt written notice of any change in: (i) such Grantor’s name; (ii) the location of such Grantor’s chief executive office or its principal place of business; (iii) such Grantor’s organizational legal entity designation or jurisdiction of incorporation or formation; (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation; or (v) the acquisition by such Grantor of any material property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s security interest therein (to the extent perfection of the security interest in such property is required by the terms hereof). Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law that are reasonably required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected, first priority security interest (subject to the terms of the Intercreditor Agreement and to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.
     Section 4.02. Receivables.
          (a) Certain Agreements on Receivables. As to Eligible Trade Receivables and Eligible Credit Receivables, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except in the ordinary course of business consistent with Grantor’s credit and rebate policies and agreements with customers and its usual business practice as in effect from time to time.
          (b) Collection of Receivables. As to Eligible Trade Receivables and Eligible Credit Receivables, except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, in accordance with its policies in effect from time to time and in the ordinary course of business, all material amounts due or hereafter due to such Grantor under the Receivables; except that, any Grantor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of ordinary course adjustments or returned or damaged or defective merchandise, (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, (iii) a credit, rebate or refund in accordance with such Grantor’s credit, rebate and refund policies, as in effect from time to time, and (iv) a credit or rebate in accordance with written credit and/or rebate agreements entered into with specific customers prior to the incurrence of the Receivable, all in accordance with such Grantor’s ordinary course of business consistent with its collection practices as in effect from time to time.
          (c) Disclosure of Counterclaims on Receivables. As to Eligible Trade Receivables and Eligible Credit Receivables, if (i) any Grantor allows any material discount or credit or enters into any agreement to make a rebate or to otherwise reduce the amount owing on a material amount of Eligible Trade Receivables or Eligible Credit Card Receivables (in each case, individually or in the aggregate and other than discounts, credits, agreements or rebates that are in accordance with the Grantors collection policies in effect from time to time), or (ii) if, to the knowledge of any Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a material amount of Eligible Trade Receivables or Eligible Credit Card Receivables (in each case, individually or in the aggregate), the Grantors will promptly disclose such fact to the Administrative Agent in writing.
          (d) Electronic Chattel Paper. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this paragraph (d) to have such meaning as the Administrative Agent shall in good faith specify in writing after consultation with Amscan) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $1,000,000 in the aggregate for all Grantors. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of Control or control, as applicable, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
     Section 4.03. Delivery of Instruments, Securities, Chattel Paper and Documents. Each Grantor will (a) deliver to the Administrative Agent upon execution of this Security

Agreement the originals of all Chattel Paper (if any then exist), certificated Securities and Instruments having an outstanding balance in excess of $1,000,000 constituting Collateral owned by such Grantor, (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any Chattel Paper, certificated Securities and Instruments having an outstanding balance in excess of $1,000,000 constituting Collateral received after the date hereof, (c) upon the occurrence and during the continuance of a Cash Dominion Event and upon the Administrative Agent’s request, deliver to the Administrative Agent, and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent any Document evidencing or constituting Collateral and (d) upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit C hereto (each, an “Amendment”), pursuant to which such Grantor will pledge any additional Collateral. Each Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional collateral set forth in such Amendments shall be considered to be part of the Collateral.
     Section 4.04. Uncertificated Pledged Collateral. The Grantors will permit the Administrative Agent from time to time to cause (subject to the terms of the Intercreditor Agreement) the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities which are Pledged Collateral with respect to which a Grantor owns more than 50% of the Capital Stock of the issuer of such uncertificated securities to mark their books and records with the numbers and face amounts of all such uncertificated securities and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. The Grantors will take any actions reasonably necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral with respect to which a Grantor owns more than 50% of the Capital Stock of the issuer of such Pledged Collateral, and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral (subject to the terms of the Intercreditor Agreement). Without limiting the foregoing, each applicable Grantor will use its commercially reasonable efforts to cause, with respect to Pledged Collateral held with a securities intermediary in an account with an aggregate asset value of $1,000,000 or more, such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control (subject to the terms of the Intercreditor Agreement).
     Section 4.05. Pledged Collateral.
          (a) Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, the Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). Subject to the terms of the

Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.
          (b) Any Indebtedness of any Foreign Subsidiary owing to Amscan or any Subsidiary that is a Loan Party (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Amscan and the Subsidiaries) in excess of $2,000,000 shall be or become evidenced by a promissory note or other instrument, and such note or instrument shall be promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, provided, however, if such Indebtedness is deemed to be equity for U.S. federal income tax purposes, it shall be excluded from the requirements of this Section 4.05(b).
          (c) Exercise of Rights in Pledged Collateral. Subject, in each case, to the Intercreditor Agreement,
               (i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document.
               (ii) Each Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default and upon written notice from the Administrative Agent to the Grantors stating its intent to exercise remedies under this Section 4.05(c)(ii), to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.
               (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or instrument of assignment) to the extent required by the terms of this Agreement. So long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall promptly deliver to each Grantor any Pledged Collateral in its possession if requested to be delivered to the issuer thereof in connection with any redemption or exchange of such Pledged Collateral permitted by the Credit Agreement.
     Section 4.06. Intellectual Property.
          (a) Upon the occurrence and during the continuance of an Event of Default and upon the written request of the Administrative Agent, each Grantor will use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Administrative Agent of any License held by such Grantor to enable the Administrative Agent to enforce the security interests granted hereunder.
          (b) Each Grantor shall notify the Administrative Agent promptly if it knows or reasonably expects that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) that in such Grantor’s reasonable judgment would result in a Material Adverse Effect on the business of the Grantor’s, taken as a whole, may become abandoned or dedicated, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, for dispositions permitted under the Credit Agreement.
          (c) In the event that a Grantor files an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, it shall provide the Administrative Agent with written notice thereof concurrently with the next set of financial statements that are due pursuant to Section 5.01(c) of the Credit Agreement, and, upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements or other instruments as the Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.
          (d) Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) where failure to do so, as reasonably determined by such Grantor, could reasonably be expected to result in a Material Adverse Effect on the business of the Grantors, taken as a whole, except as otherwise permitted under the Credit Agreement or in cases where, in the ordinary course of business, such Grantor reasonably decides to abandon, allow to lapse or expire any Patent, Trademark or Copyright, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.
          (e) Each Grantor shall, unless it shall reasonably determine that a Patent, Trademark or Copyright has a Material Adverse Effect on the conduct of the business of the Grantors, taken as a whole, promptly notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are appropriate under the circumstances to protect such Patent, Trademark or Copyright, unless otherwise permitted under the Credit Agreement,
     Section 4.07. Commercial Tort Claims. Each Grantor shall promptly notify the Administrative Agent of any Commercial Tort Claim having a value in excess of $1,000,000 acquired by it for which such Grantor has filed a complaint in a court of competent jurisdiction and, unless the Administrative Agent otherwise consents, such Grantor shall update Exhibit B to this Security Agreement, thereby granting to the Administrative Agent a first priority security interest in such Commercial Tort Claim (subject to Permitted Liens and the terms of the Intercreditor Agreement).
     Section 4.08. Letter-of-Credit Rights. Subject to the Intercreditor Agreement, if any Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $1,000,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, cause the issuer and/or confirmation bank to (a) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (b) agree to direct all payments thereunder following the occurrence and during the continuance of an Event of Default or a Liquidity Event (if requested by the Administrative Agent), to the Administrative Agent Account for application to the Secured Obligations, in accordance with the provisions of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.
     Section 4.09. No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement, now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies (to the extent the exercise thereof is permitted under this Security Agreement).
     Section 4.10. Insurance.
          (a) In the event any Material Real Estate Asset is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the applicable Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Loan Party within a “Special Flood Hazard Area”). The amount of all insurance required by this Section shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. If any Grantor fails to obtain any insurance as required by this Section, the Administrative Agent at the direction of the Required Lenders may obtain such insurance at the Borrowers’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantors’ failure to maintain such insurance or pay any premiums therefor.
          (b) All insurance policies required under Section 5.05 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the other Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent.
     Section 4.11. Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each of its material leased properties (other than stores), any holder of indebtedness secured by any Grantor’s real property and the bailee, warehouseman or other third party with respect to any warehouse or other location, in each case where Inventory having a value in excess of $500,000 is stored or located (other than with respect to locations where Inventory is stored or located on a temporary basis (not to exceed 60 days) in connection with docking and stevedoring services related to such Inventory).
ARTICLE 5
REMEDIES
     Section 5.01. Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
               (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not be understood to limit any rights available to the Administrative Agent and the Lenders prior to an Event of Default;
               (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;
               (iii) give notice of sole control or any other instruction under any DDA Notification, Blocked Account Agreement, Collateral Access Agreement or any other control or similar agreement and take any action permitted therein with respect to the applicable Collateral;
               (iv) without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
               (v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and subject to the notice requirements of Section 4.05(c)(ii), to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
          (b) Each Grantor acknowledges and agrees that the compliance by the Administrative Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (c) The Administrative Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.
          (d) Until the Administrative Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
          (e) If, after the Credit Agreement has terminated by its terms and all of the ABL Obligations have been paid in full, there remain Secured Hedging Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.01 upon the occurrence of any event which would allow or require the termination or acceleration of such Secured Hedging Obligations pursuant to the terms of any relevant Hedge Agreement (it being understood that the Administrative Agent shall have no obligation to take any such action).
          (f) Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
          (g) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).
          (h) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the Intercreditor Agreement.
     Section 5.02. Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
          (a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Administrative Agent, whether at such Grantor’s premises or elsewhere;
          (b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.
     Section 5.03. Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article 5 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable only during the continuance of an Event of Default and without payment of royalty or other compensation to such Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuance of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default. In the event the license set forth in this Section 5.03 is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks.
     Section 5.04. Application of Proceeds.
          (a) Subject to the Intercreditor Agreement, the Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of cash, as set forth in Section 2.18(b) of the Credit Agreement.
          (b) Except as otherwise provided herein or in the other Loan Documents, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Security Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the

Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.
ARTICLE 6
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
     Section 6.01. Account Verification. The Administrative Agent may, no more than two times in any calendar year so long as no Event of Default has occurred and is continuing, and at any time and from time to time following the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone (during which a representative of Borrower Agent may be present), facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor, to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, all written communication described in the prior sentence shall only be sent by the Borrowers on the letterhead of the Borrowers on behalf of the Administrative Agent and a representative of the Borrower Agent must be present for any such telephone calls; provided that the Borrower Agent shall send such forms, letters and other correspondence that Administrative Agent may reasonably request to conduct its account verifications in respect of the Accounts of the Borrowers, and that such forms, letters and other correspondence may require that the Account Debtors respond in writing directly to the Administrative Agent.
     Section 6.02. Authorization for Secured Party to Take Certain Action.
          (a) Each Grantor irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) at any time and from time to time in the sole discretion of the Administrative Agent (A) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document) in such offices as the Administrative Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, and (C) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral (subject to the terms of the Intercreditor Agreement); (ii) at any time following the occurrence and during the continuance of a Cash Dominion Event, to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of the Intercreditor Agreement, (iii) at any time following the occurrence and during the continuance of an Event of Default, (A) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (B) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (C) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (D) to settle, adjust, compromise, extend or renew the Receivables, (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (F) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (G) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (H) to change the address for delivery of mail addressed to any Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail is provided to such Grantor) and (I) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens); and (iv) to do all other acts and things necessary (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement; and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable documented out-of-pocket expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
          (b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.02 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.
     Section 6.03. PROXY. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE

ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), ONLY UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND UPON PRIOR WRITTEN NOTICE TO THE GRANTORS.
     Section 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES; PROVIDED FURTHER, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE ADMINISTRATIVE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.
ARTICLE 7
GENERAL PROVISIONS
     Section 7.01. Waivers. To the maximum extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article 8, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
     Section 7.02. Limitation on Administrative Agent’s and Secured Party’s Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Administrative Agent (a) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non- exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.
     Section 7.03. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
     Section 7.04. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, during the continuance of an Event of Default, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and the Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.04. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     Section 7.05. Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.01(d), 4.01(e), 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, or 5.02, will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of any Grantor contained in this Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 7.05 shall be specifically enforceable against such Grantor.

     Section 7.06. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as permitted under the Credit Agreement and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell, lease or transfer or otherwise dispose of the Collateral (except as set forth in Section 4.01(d) or as otherwise contemplated by the Credit Agreement) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.
     Section 7.07. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made).
     Section 7.08. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 7.09. Security Interest Absolute. All rights of the Administrative Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the ABL Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the ABL Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the ABL Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Obligations or this Agreement.
     Section 7.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Administrative Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.
     Section 7.11. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     Section 7.12. Additional Subsidiaries. Pursuant to and in accordance with Section 5.12 of the Credit Agreement, each Domestic Subsidiary of Amscan that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Security Agreement as a Subsidiary Party promptly upon becoming a Subsidiary. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit G hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.
     Section 7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     Section 7.14. Termination or Release.
          (a) This Security Agreement shall continue in effect until (i) the Credit Agreement has terminated and (ii) all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid and performed in full (or with respect to any outstanding Letters of Credit, have been collateralized as required by the Credit Agreement) and no commitments of any Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

          (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted pursuant to the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary.
          (c) Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under Section 4.01(d) to any Person that is not another Grantor or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Administrative Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. The Borrowers shall reimburse the Administrative Agent upon demand for all reasonable and documented out-of-pocket costs and out-of-pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14.
     Section 7.15. Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Administrative Agent relating to the Collateral.
     Section 7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 7.17. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS

BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     Section 7.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 7.19. Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees, as set forth in Section 9.03 of the Credit Agreement.
     Section 7.20. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.
     Section 7.21. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITY

AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.
     Section 7.22. Delivery of Collateral. Prior to the Term Loan First Lien Collateral Transition Date, to the extent any Grantor is required hereunder to deliver Collateral to the Administrative Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Collateral to the Term Loan Agent in accordance with the terms of the Term Loan Security Documents, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Term Loan Agent, acting as a gratuitous bailee of the Administrative Agent.
     Section 7.23. Mortgages. In the case of a conflict between this Security Agreement and any Mortgages with respect to Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of the Mortgage (including Fixtures), the Mortgages shall govern. In all other conflicts between this Security Agreement and the Mortgages, this Security Agreement shall govern.
ARTICLE 8
NOTICES
     Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement (a) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (b) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone (provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Borrowers at the address set forth in Section 9.01 of the Credit Agreement, and to the Administrative Agent and the Lenders at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.
     Section 8.02. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 9 THE ADMINISTRATIVE AGENT
Wells Fargo Retail Finance, LLC has been appointed Administrative Agent for the Lenders hereunder pursuant to Article 8 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Administrative Agent appointed pursuant to Article 8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Grantor and Administrative Agent have executed this Security Agreement as of the date first above written.

AMSCAN HOLDINGS, INC.
By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

AAH HOLDINGS CORPORATION FACTORY CARD & PARTY OUTLET CORP.
By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

AMSCAN INC. GAGS AND GAMES, INC. PA ACQUISITION CORP. PARTY AMERICA FRANCHISING, INC. PARTY CITY CORPORATION
By:
	Name:	Michael A. Correale
	Title:	Vice President and Treasurer

ANAGRAM INTERNATIONAL HOLDINGS, INC. ANAGRAM INTERNATIONAL, INC. JCS PACKAGING, INC. M&D INDUSTRIES, INC. SSY REALTY CORP. TRISAR, INC.
By:
	Name:	Michael A. Correale
	Title:	Assistant Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AM-SOURCE, LLC
ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

By: Amscan Holdings, Inc., sole Member

By:
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

ANAGRAM INTERNATIONAL, LLC
By:
	Name:	Michael A. Correale
	Title:	Manager

FACTORY CARD OUTLET OF AMERICA LTD.
By:
	Name:	Gary W. Rada
	Title:	President

PARTY CITY FRANCHISE GROUP HOLDINGS, LLC PARTY CITY FRANCHISE GROUP, LLC
By:
	Name:	Mark Tobin
	Title:	Treasurer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent

By:
Name:
Title:

EXHIBIT A
(See Section 3.07 of Security Agreement)
LETTER OF CREDIT RIGHTS
None.
CHATTEL PAPER
None.

EXHIBIT B
(See Article 2)
COMMERCIAL TORT CLAIMS
None.

EXHIBIT C
(See Section 4.03 of Security Agreement)
AMENDMENT
     This Amendment, dated                      is delivered pursuant to Section 4.03 of the Security Agreement as defined below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article 3 of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated August 13, 2010, among the undersigned, the other Grantors, Wells Fargo Retail Finance, LLC, as the Administrative Agent (the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

SCHEDULE I TO AMENDMENT
STOCKS

		Certificate	Number of		Percentage of
Holder	Issuer	Number(s)	Shares	Class of Stock	Outstanding Shares

BONDS

Face
Holder	Issuer	Number	Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

				Face	Coupon
Holder	Issuer	Number	Type	Amount	Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

		Description of	Percentage
Holder	Issuer	Collateral	Ownership Interest

COMMERCIAL TORT CLAIMS

Case Number: Name of
Description of Claim	Parties	Court where Case was Filed

EXHIBIT D
Form of Perfection Certificate
     Reference is hereby made to (i) that certain Security Agreement dated as of [•] (the “ABL Security Agreement”), among Amscan Holdings, Inc., a Delaware corporation (“Amscan”), AAH Holdings Corporation, a Delaware corporation (“Holdings”), the subsidiaries of Amscan from time to time party thereto and Wells Fargo Retail Finance, LLC, as administrative and collateral agent (“ABL Administrative Agent”) and (ii) that certain Credit Agreement dated as of [•] (the “ABL Credit Agreement”), among Amscan, Holdings, the subsidiaries of Amscan party thereto, the Lenders party thereto, and the ABL Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned in the ABL Credit Agreement.
     As used herein, the term “Companies” means Amscan, Holdings and each of its U.S. Subsidiaries.
     The undersigned hereby certify to the Collateral Agents as follows:
     1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.
          (b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.
          (c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between [•] and the date hereof. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time between [•] and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
     2. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.
     (b) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.
     (c) Set forth in Schedule 2(c) hereto are all the other places of business of each Company.

     (d) Set forth in Schedule 2(d) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment not identified above.
     (e) Set forth in Schedule 2(e) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment.
     3. Prior Locations. (a) Set forth in Schedule 3(a) is the information required by Schedule 2(a), Schedule 2(b) or Schedule 2(c) with respect to each location or place of business previously maintained by each Company at any time during the past four months.
     (b) Set forth in Schedule 3(b) is the information required by Schedule 2(d) or Schedule 2(e) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months.
     4. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Company in the ordinary course of business or consists of goods which have been acquired by such Company within the past five years in the ordinary course of business from a person in the business of selling goods of that kind.
     5. File Search Reports. Attached hereto as Schedule 5 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code filing offices (i) in each jurisdiction identified in Section 1(a), Section 2 or Section 3 with respect to each legal name set forth in Section 1. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Agents.
     6. UCC Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 relating to the Security Agreements or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 7 hereof.
     7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 6 and (ii) the appropriate filing offices for the filings described in Schedule 12(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Pledged Collateral that may be perfected by filing (as defined in the Security Agreements) granted to the Collateral Agents pursuant to the Collateral Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Pledged Collateral that may be perfected by filing granted to the Collateral Agents pursuant to the Collateral Documents.
     8. Real Property. Attached hereto (a) as Schedule 8(a) is a list of all real property owned or leased by each Company noting Mortgaged Property as of the Closing Date and filing offices for Mortgages as of the Closing Date and (b) as Schedule 8(b) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 8(a).

     9. Termination Statements. Attached hereto as Schedule 9(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 9(b) hereto with respect to each Lien described therein.
     10. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 10(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 10(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.
     11. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 11 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the closing date, including all intercompany notes between or among any two or more Companies.
     12. Intellectual Property. (a) Attached hereto as Schedule 12(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 12(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreements), and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.
     (b) Attached hereto as Schedule 12(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 12(a) and Schedule 12(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.
     13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, including a brief description thereof.
     14. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 14 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreements) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.
     15. Letter-of-Credit Rights. Attached hereto as Schedule 15 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder.

     16. Motor Vehicles. Attached hereto as Schedule 16 is a true and correct list of all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Company, and the owner and approximate value of such motor vehicles.

     IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this                     day of                    .

AMSCAN HOLDINGS, INC.
By:
Name:
Title:

AAH HOLDINGS CORPORATION
FACTORY CARD & PARTY OUTLET CORP.
FACTORY CARD OUTLET OF AMERICA, LTD.
AMSCAN INC.
PA ACQUISITION CORP.
PARTY AMERICA FRANCHISING, INC.
PARTY CITY CORPORATION
M&D INDUSTRIES, INC.
ANAGRAM INTERNATIONAL HOLDINGS, INC.
ANAGRAM INTERNATIONAL, INC.
GAGS AND GAMES, INC.
JCS PACKAGING, INC.
SSY REALTY CORP.
TRISAR, INC.

By:
Name:
Title:

AM-SOURCE, LLC
ANAGRAM EDEN PRAIRIE
PROPERTY HOLDINGS, LLC

By:	Amscan Holdings, Inc.,
Its Sole Member

By:
Name:
Title:

ANAGRAM INTERNATIONAL, LLC
By:
Name:
Title:

PARTY CITY FRANCHISE GROUP HOLDINGS, LLC PARTY CITY FRANCHISE GROUP, LLC
By:
Name:
Title:

EXHIBIT E
Subsidiary Parties
Party America Franchising, Inc.
M&D Industries, Inc.
JCS Packaging, Inc.
SSY Realty Corp.
Trisar, Inc.
Anagram Eden Prairie Property Holdings LLC
Anagram International, LLC
Anagram International Holdings, Inc.
Factory Card & Party Outlet Corp.
Party City Franchise Group Holdings, LLC

EXHIBIT F
Form of Collateral Access Agreements

BAILEE NOTIFICATION
AND
ACKNOWLEDGMENT OF SECURITY INTEREST
                          , 2010

Ladies and Gentlemen:
     Please be advised that we and certain of our affiliates (collectively the “Company”) have entered or are about to enter into financing arrangements with Wells Fargo Retail Finance, LLC, in its capacity as administrative agent and collateral agent pursuant to the Revolving Facility Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Revolving Facility Agent”) and the parties from time to time to the Revolving Facility Credit Agreement as lenders (collectively, together with their respective successors and assigns, “Revolving Facility Lenders”) and Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative and collateral agent pursuant to the Term Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Term Loan Agent” and, together with Revolving Facility Agent, collectively, “Agents” and, individually, each an “Agent”) and the parties from time to time to the Term Loan Agreement as lenders (collectively, together with their respective successors and assigns, the “Term Loan Lenders” and together with Revolving Facility Lenders individually each a “Lender” and, collectively, “Lenders”), pursuant to which the Company has granted or will grant to each Agent a security interest in, among other collateral, all of the Company’s existing and future inventory and other goods, which may at any time now or hereafter be in your possession or control and all of the Company’s inventory and other goods which may at any time now or hereafter be located on or in real property or buildings owned, leased or otherwise in your possession or control, and/or received or delivered to you for shipment, distribution, storage or otherwise, whether pursuant to any agreement or otherwise (collectively, “Collateral”).
     For purposes of this agreement, the term “Revolving Facility Credit Agreement” as used herein shall mean the ABL Credit Agreement by and among us, certain of our affiliates, Revolving Facility Agent and Revolving Facility Lenders, and the term “Term Loan Agreement” as used herein shall mean the Term Loan Credit Agreement by and among us, certain of our affiliates, Term Loan Agent and Term Loan Lenders, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The term “Lender Representative” as used herein shall mean Revolving Facility Agent until such time as Revolving Facility Agent notifies you in writing (at your address below) that the Lender Representative shall be

Term Loan Agent, and on and after delivery of such notice to the undersigned, the term “Lender Representative” shall mean Term Loan Agent.
     By your signature below, you acknowledge receipt of the above notice of each Agent’s security interest and agree to follow all instructions that Lender Representative may from time to time hereafter give to you with respect to Collateral in your possession or control or located on or in any of your premises, and/or received or delivered to you by or for our account for distribution, storage or otherwise. For the present, each Agent consents to you continuing to release Collateral pursuant to the instructions given to you by the Company, or any of the Company’s authorized agents, but this consent may be terminated or changed at any time by notice to you from Lender Representative. Upon being so notified by Lender Representative, you are to abide solely by Lender Representative’s instructions with respect to any of such goods or other Collateral and you are not to release any Collateral to the Company or to anyone else except according to written instructions which may be given to you from time to time by Lender Representative. If so instructed by Lender Representative, you agree to return to Lender Representative all of the Company’s goods and other Collateral in your custody, control or possession. You hereby acknowledge and agree that you hold and will have possession of such goods or other Collateral and proceeds for the benefit of Agents and Lenders and you shall not take any action purporting to encumber or transfer any interest in such goods or other Collateral or the proceeds thereof.
     You agree and acknowledge that you do not have and in no event will you assert, as against Lender Representative, any Agent or any Lender, any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in any Collateral now or hereafter located on any of your premises or in your custody, possession or control, including any of the foregoing which might otherwise arise or exist in your favor pursuant to any agreement, common law, statute (including the U.S. Bankruptcy Code or any state insolvency law) or otherwise. You certify that you do not know of any security interest or other claim with respect to any of the Collateral, other than the security interest which is the subject of this agreement. You agree and acknowledge that no negotiable or non-negotiable warehouse receipts, documents of title or similar instruments have been or will be issued by you with respect to any of the Company’s goods, except for non-negotiable receipts naming Lender Representative or the Company as consignee. You shall not take any action purporting to encumber or transfer any interest in such inventory or other goods or other Collateral. You are holding the Collateral as bailee for Agents and Lenders for the purpose of perfecting the security interest and lien of Agents in the Collateral.
     You further agree to (a) allow Lender Representative or its agents to enter upon your premises during business hours for the purpose of examining, removing, taking possession of or otherwise dealing with any of the Collateral at any time in your possession or copies of any books and records related thereto and (b) provide the Lender Representative with detailed inventory reporting on a per location basis upon written request from the Lender Representative.
     Agents and Lenders are relying upon this acknowledgment in connection with their financing arrangements with the Company. This agreement may not be changed or terminated orally or by course of conduct. Any change to the terms of this agreement must be in writing and signed by Agents. This agreement shall be binding upon you and your successors and assigns and shall be enforceable by and inure to the benefit of Lender Representative, Agents, Lenders and their respective successors and assigns.
     This agreement constitutes our acknowledgment that Lender Representative, any Agent or any Lender may assert any of the rights set forth or referred to herein, without objection by us. We also agree to reimburse you for all reasonable costs and expenses incurred by you as a direct result of compliance with the instructions of Lender Representative as to the disposition of any of the Collateral.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     Please acknowledge your agreement to the foregoing by signing in the space provided below.

Very truly yours,

[APPROPRIATE AMSCAN ENTITY]
By:
Title:

ACKNOWLEDGED AND AGREED:
[		]

By:
Title:
(Bailee)

LANDLORD AGREEMENT
     Wells Fargo Retail Finance, LLC, in its capacity as administrative agent and collateral agent pursuant to the Revolving Facility Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Revolving Facility Agent”) and the parties from time to time to the Revolving Facility Credit Agreement as lenders (collectively, together with their respective successors and assigns, “Revolving Facility Lenders”) and Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative and collateral agent pursuant to the Term Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Term Loan Agent” and, together with Revolving Facility Agent, collectively, “Agents” and, individually, each an “Agent”) and the parties from time to time to the Term Loan Agreement as lenders (collectively, together with their respective successors and assigns, the “Term Loan Lenders” and together with Revolving Facility Lenders individually each a “Lender” and, collectively, “Lenders”) have entered or are about to enter into financing arrangements with [________________________] (“Debtor”) pursuant to which each Agent has been or may be granted a security interest in any or all of Debtor’s or its affiliates’ personal property, including, but not limited to, “inventory” and “equipment” (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the state in which the Premises are located, hereinafter “Personal Property”). For purposes of this Agreement, the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at [insert Street Address, City, State ZIP Code] (the “Premises”). The undersigned is the owner or lessor of the Premises which is leased to Debtor pursuant to the terms of the [Lease Agreement], dated as of ______________(together with all amendments thereto, the “Lease”).
     For purposes of this Letter Agreement, the term “Revolving Facility Credit Agreement” as used herein shall mean the ABL Credit Agreement by and among Debtor, certain of its affiliates, Revolving Facility Agent and Revolving Facility Lenders, and the term “Term Loan Agreement” as used herein shall mean the Term Loan Credit Agreement by and among Debtor, certain of its affiliates, Term Loan Agent and Term Loan Lenders, in each case, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The term “Lender Representative” as used herein shall mean Revolving Facility Agent until such time as Revolving Facility Agent notifies the undersigned in writing (at the undersigned’s address below) that the Lender Representative shall be Term Loan Agent, and on and after delivery of such notice to the undersigned, the term “Lender Representative” shall mean Term Loan Agent.

     In order for Agents and Lenders to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agrees as follows:
     1. The undersigned waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest the undersigned may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.
     2. The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.
     3. Agents (and/or their designee), at their option, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date Agents (and/or their designee) enter the Premises pursuant to the rights granted to it herein for a period not to exceed one hundred twenty (120) days or if later, until the receipt by Lender Representative (and/or its designee) of written notice from the undersigned directing removal of the Personal Property; provided, that, (a) for each day that an Agent (or its designee) uses the Premises pursuant to the rights granted to it herein, unless the undersigned has otherwise been paid rent in respect of any of such period, such Agent (and/or its designee) shall pay the regularly scheduled rent provided under the Lease relating to the Premises between the undersigned and Debtor, prorated on a per diem basis to be determined on a thirty (30) day month, without any Agent thereby assuming the Lease or incurring any other obligations of Debtor and (b) any damage to the Premises caused by an Agent (and/or its designee) or its representatives will be repaired by such Agent (and/or its designee) (for the account of Debtor). To the extent that either or both Agents are prohibited by any process or injunction issued by any court, or by reason of any bankruptcy or insolvency proceeding involving Debtor, from enforcing its security interest in the Personal Property, such one hundred twenty (120) day period shall commence on the termination of such prohibition.
     4. The undersigned agrees to simultaneously send notice in writing of any default under the Lease to Debtor and Lender Representative at:
Wells Fargo Retail Finance, LLC, as Revolving Facility Agent
One Boston Place, Suite 1800
Boston, Massachusetts 02108
Attention: Adam Davis
Fax: (617) 523-4032
Credit Suisse AG, Cayman Islands Branch, as Term Loan Agent
Eleven Madison Avenue
New York, New York 10010
Attention: Agency Group
Fax: (212) 325-8304

Upon receipt of such notice, each Agent shall have the right, but not the obligation, to cure such default. Any payment made or act done by any Agent to cure any such default shall not constitute an assumption by such Agent of the Lease or any obligations of Debtor.
     This waiver may not be changed or terminated orally or by course of conduct and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of each Agent, Lenders, Lender Representative and their respective successors and assigns.
     Dated this ____ day of __________, 2010

[NAME OF LANDLORD]
By:
Name:
Title:

ACKNOWLEDGMENT TO BE MADE BY LANDLORD
(INDIVIDUAL)
STATE OF
                       ss:
COUNTY OF:
     I,                                                               , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                     day of                     , 2010 personally appeared before me                                             , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged under oath that he signed, executed, sealed and delivered same as his free and voluntary act and deed, for the uses, purposes and considerations therein mentioned and set forth.
     WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT
(PARTNERSHIP)
STATE OF
                                           ss:
COUNTY OF:
     I,                                                                           , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                      day of                     , 2010 personally appeared before me                                         and                                                             , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, stated and acknowledged under oath that they are Partners of the Partnership named in and which executed the said Landlord Agreement, and that they signed, executed, sealed and delivered same individually and on behalf of the said Partnership, with authority, as their and its free and voluntary act and deed for the uses, purposes and considerations therein mentioned and set forth.
     WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT
(CORPORATION)
STATE OF
                                           ss:
COUNTY OF:
     I,                                                                       , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                      day of                    , 2010 personally appeared before me                                                              (Name of Signer for Landlord) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                          (Title) of                                                              the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.
     WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

EXHIBIT G
     SUPPLEMENT NO. [•] dated as of [•] (this “Supplement”), to the Pledge and Security Agreement dated as of August 13, 2010 (the “Security Agreement”), among AAH Holdings Corporation, a Delaware corporation (“Holdings”), Amscan Holdings, Inc., a Delaware corporation (the “Amscan”), Amscan Inc., a New York corporation (“Amscan Inc.”), Anagram International, Inc., a Minnesota corporation (“Anagram”), Am-Source, LLC, a Rhode Island limited liability company (“Am-Source”), Factory Card Outlet of America Ltd., an Illinois corporation (“Factory”), Gags and Games, Inc., a Michigan corporation (“Gags”), PA Acquisition Corp., a Delaware corporation (“Acquisition”), Party City Corporation, a Delaware corporation (“Party City”) and Party City Franchise Group, LLC, a Delaware limited liability company (“PCFG” and together with Amscan Inc., Anagram, Am-Source, Factory, Gags, Acquisition and Party City, each a “Borrower” and collectively, “Borrowers”), each Subsidiary of Amscan party from time to time thereto (each such Subsidiary individually a “Subsidiary Party” and collectively, the “Subsidiary Parties”; the Subsidiary Parties, Holdings, Amscan and the Borrowers are referred to collectively herein as the “Grantors”) and Wells Fargo Retail Finance, LLC, as administrative and collateral agent (in such capacity, the “Administrative Agent”).
     A. Reference is made to the ABL Credit Agreement dated as of August 13, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Amscan, the Borrowers, the Subsidiary Parties, the lenders from time to time party thereto and the Administrative Agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.
     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.12 of Security Agreement and Section 5.12 of the Credit Agreement provide that additional Domestic Subsidiaries of Amscan may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
     Accordingly, the Administrative Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 7.12 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the

Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all material Collateral of the New Subsidiary (other than in- transit inventory), (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Collateral of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Patents, Trademarks and Copyrights of the New Subsidiary and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

     SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel.

     IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Pledge and Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive office:
WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent
By:
Name:
Title:

Schedule I
to Supplement No __ to the
Pledge and Security Agreement
LOCATION OF COLLATERAL

Description	Location

Schedule II
to Supplement No __ to the
Pledge and Security Agreement
LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER
INVESTMENT PROPERTY
STOCKS

Percentage of
		Certificate	Number of		Outstanding
Holder	Issuer	Number(s)	Shares	Class of Stock	Shares

BONDS

Face
Holder	Issuer	Number	Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

				Face	Coupon
Holder	Issuer	Number	Type	Amount	Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

		Description of	Percentage
Holder	Issuer	Collateral	Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if necessary]

Schedule III
to Supplement No __ to the
Pledge and Security Agreement
INTELLECTUAL PROPERTY RIGHTS
PATENT REGISTRATIONS

Patent Description	Patent Number	Issue Date

PATENT APPLICATIONS

Patent Description	Application Filing Date	Application Serial Number

TRADEMARK REGISTRATIONS

Trademark	Registration Date	Registration Number

TRADEMARK APPLICATIONS

Trademark Application	Application Filing Date	Application Serial Number

COPYRIGHT REGISTRATIONS

Copyright	Registration Date	Registration Number

COPYRIGHT APPLICATIONS

Copyright Application	Application Filing Date	Application Serial Number